EXHIBIT 3.2


                                    BYLAWS OF


                          ANCHOR FINANCIAL CORPORATION

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS



         1. Annual Meeting. The annual meeting of the shareholders shall be held on or before April 30th of each year at its principal office unless a different time or place, either within or without South Carolina is designated by the directors.

         2. Special Meetings. Special meetings of the shareholders may be called by the president, the chairman of the board of directors, a majority of the board of directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of such meetings shall be designated by the directors.

         3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered, either personally or by mail or at the direction of the president, secretary, officer, or person calling the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the


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stock transfer books of the Corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

         4. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the adjourned meeting is not thirty (30) days or more hence and the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this Corporation's Articles of Incorporation, these Bylaws, or by the laws of South Carolina, a larger or different vote is required, in which case such express provisions shall govern the decision of such questions.

         5. Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holder thereof to vote at the next meeting of shareholders after the date of its execution or at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.

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                                   ARTICLE II

                               BOARD OF DIRECTORS


         1. Composition of Board of Directors. The Corporation shall have a board of directors consisting of active directors, whose qualifications, election, number, etc. are described and discussed in this Article II and throughout these Bylaws. The Corporation shall also have advisory directors with limited rights, as described in Section II of this Article II. Whenever the terms "director" or "board of directors" or "board" are used herein or in other corporate documents, the terms shall include active directors only, unless the word "advisory" is used in conjunction therewith.

         2. Qualification and Election of Active Directors. Directors must be shareholders, not under thirty (30) years of age, and not over seventy (70) years of age at the time of the shareholders' meeting at which they are elected by the shareholders. In the event that a director attains age seventy-one (71) during his term of office, he shall serve only until the next shareholders' meeting after his (seventy-first) 71st birthday, at which time his successor shall be appointed to serve out the remainder of his term, or he may continue to serve after that time with the approval of a majority of the entire board of directors. The terms of the board of directors elected at the first annual shareholders' meeting shall be set so as to implement staggered terms, i.e. the terms of one-third (or as near one-third as possible) of the

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directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for the purpose and shall serve three year terms. Each director shall hold office until the expiration of the term for which he is elected, except as stated above, and thereafter until his successor has been elected and qualified. Any vacancy occurring in the board of directors shall be filled by appointment by the remaining directors and any director so appointed shall serve the remainder of the term and until the next election.

         3. Number. The maximum number of active directors is fixed by the Articles of Incorporation and may be altered only by amendment thereto, but shall never be less than the number required by law. The board of directors may, by a vote of the majority of the full board, between annual meetings of the shareholders, increase the membership of the board up to the maximum number set out in the Articles of Incorporation.

         4. Meetings. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of shareholders, at which time the officers and the chairman of the board of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by any one director or any two officers of the Corporation.

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         5. Notice of Directors' Meetings. The annual and all regular Board meetings may be held without notice. Special meetings shall be held with not less than one hour notice of such meeting to be given to each director, which notice shall be given on a "best efforts" basis by those calling the meeting.

         6. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Articles of Incorporation, these Bylaws, or by the laws of South Carolina.

         7. Appointment of Executive and Other Committees. The board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the board of directors in the management of the affairs and property of the Corporation.

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         8. Appointment of Chairman of the Board. The Corporation shall have a chairman of the board. The chairman of the board shall be elected by the board at its annual meeting. The chairman of the board shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified. The chairman of the board shall have such authority and perform such duties in the management of the Corporation as is normally incident to the position of chairman of the board and as the board of directors may from time to time provide.

         9. Powers. In addition to other powers specifically set out herein or that apply under South Carolina or other applicable law, the board of directors shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under South Carolina or other applicable law.

         10. Contracts with Interested Directors. No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and not contract, or other transaction, of this Corporation with any person, firm or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in,

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such contract, act, or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

         11. Special Consideration by Directors. The directors of this Corporation shall consider all factors they deem relevant in evaluating any proposed tender offer or exchange offer for the Corporation's stock, any proposed merger or consolidation of the Corporation with or into another corporation and any proposal to purchase or otherwise acquire all of the assets of the Corporation. The directors shall evaluate whether the proposal is in the best interests of the Corporation by considering the best interests of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers and the communities served by the Corporation and its subsidiary or subsidiaries. The directors shall evaluate the consideration being offered to the shareholders in relation to the then current market value of shares of the Corporation in a freely negotiated transaction, and the directors' estimate of the future value of shares of the Corporation as an independent entity.

         12. Advisory Directors. The active board of directors may nominate persons over the age of seventy (70) years who have previously served as active directors to the shareholders for election, at the annual meeting of shareholders, as advisory

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directors. Advisory directors shall serve in an advisory capacity to the officers of the Corporation and to the active board. They shall, at the invitation of the board, attend all meetings of the active board. Advisory directors shall not have voting powers, nor may they serve as active members of any committee. Advisory directors shall not incur the responsibilities or liabilities which vest with active directors.

                                   ARTICLE III

                                    OFFICERS


         1. Number. The Corporation shall have a president, one or more vice presidents; a secretary and a treasurer, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held by the same person.

         2. Election and Term. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         3. Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the board of directors may from time to time provide.



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                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES



         1. Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the board of directors.

         2. Removal of Officers. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby.

         3. Removal of Directors. Any or all of the directors may be removed with or without cause, as defined in the Articles of Incorporation, by a proper vote of the shareholders or with cause, as so defined, by a majority vote of the entire board of directors.

         4. Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies occurring in any office or directorship for any other reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists, and said directors shall serve until the next election of directors by shareholders and until their successors be elected and qualified.

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                                    ARTICLE V

                                  CAPITAL STOCK



         1. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the board of directors. Unless otherwise decided by the board of directors, such certificates shall be signed by the president or a vice president and the secretary or Assistant Secretary.

         2. Transfer of Shares. Any share or shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

         3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.


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                                   ARTICLE VI

                                ACTION BY CONSENT



         1. Shareholders may act without a meeting if written consent letting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on such action or their attorneys-in-fact or proxy holders.

         Directors or any executive committee can act without a meeting on action taken by a majority thereof, or by such larger vote as the Articles of Incorporation or Bylaws require, if all directors or committee members execute, before or after the action taken, a written consent thereto. Action which is permitted to be taken only when authorized at a meeting of the board or committee, can be taken without a meeting, if before or after the action, all Board or committee members consent thereto in writing.






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                                   ARTICLE VII

                                 INDEMNIFICATION


         Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, in which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the Corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation; and, provided, further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors, or

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administrators, may be entitled as a matter of law.


         The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors officers, or employees.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS


         These bylaws may be amended, added to, or repealed by: (1) a majority vote of the entire board of directors or (2) a majority vote of the shareholders entitled to vote thereon, unless the Articles of Incorporation, these Bylaws, or the laws of South Carolina require a greater vote.

                                  CERTIFICATION


         I certify that these are the Bylaws of the Corporation as amended by the board of directors on December 14, 1992.



                                                    Tommy E. Looper, Secretary


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